EXHIBIT 23.2


PARKS, TSCHOPP,                                    2600 Maitland Center Parkway
WHITCOMB                                                              Suite 350
& ORR,                                                  Maitland, Florida 32751
P.A.                                                    Telephone: 407 875-2760
Certified Public Accountants                                  Fax: 407 875-2762


We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Bio-One Corporation of our report, dated February 8, 2002 relating to the consolidated financial statements of Bio-One Corporation and subsidiaries, as of and for the year ended December 31, 2001 which report appears in the December 31, 2001 Annual Report on Form 10-KSB of Bio-One Corporation.



/s/ Parks, Tschopp, Whitcomb & Orr, P.A.


Maitland, Florida
August 26, 2002